EXHIBIT 23.2

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Adsero Corporation

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Adsero Corporation, of our report dated April 21, 2004, which includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern,relating to the consolidated financial statements of Adsero Corporation and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

                                                 /s/ Marcum & Kliegman, LLP
                                                 ---------------------------
                                                  Marcum & Kliegman, LLP

New York, New York
December 3, 2004

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